Exhibit 13.1

CERTIFICATION

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, as the Chief Executive Officer of Electra Battery Materials Corporation certifies that, to the best of his knowledge and belief, the annual report on Form 20-F for the fiscal year ended December 31, 2025, which accompanies this certification, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and the information contained in the annual report on Form 20-F for the fiscal year ended December 31, 2024 fairly presents, in all material respects, the financial condition and results of operations of Electra Battery Material Corporation at the dates and for the periods indicated. The foregoing certification is made pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350) and shall not be relied upon for any other purpose. The undersigned expressly disclaims any obligation to update the foregoing certification except as required by law.

Date: March 27, 2026

/s/ “Trent Mell”
Trent Mell
Chief Executive Officer
(principal executive officer)